THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN PROVISIONS CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED


                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of February 13, 2003 (the "Agreement"), by and between Printcafe Software, Inc., a Delaware corporation ("Issuer"), and Electronics for Imaging, Inc., a Delaware corporation ("Grantee").

                                    RECITALS

     Grantee and Issuer have entered into a letter agreement, dated as of the date hereof (the "Credit Agreement"), providing for, among other things, the Grantee's extending credit to the Issuer.

     As a condition and inducement to Grantee's execution of the Credit Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

                                    AGREEMENT

     In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 2,126,574 (as adjusted as set forth herein) shares (the "Option Shares") of common stock, par value $0.0001 per share, of Issuer ("Issuer Common Stock"), at a purchase price of $2.60 per Option Share (the "Purchase Price").

     2. Exercise of Option. (a) If not in material breach of the Credit Agreement, Grantee may exercise the Option, in whole or in part, at any time and from time to time. The Option shall terminate and be of no further force and effect on December 31, 2007. The rights set forth in Section 7 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option).

          (b) If Grantee wishes to exercise the option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three Business Days nor later than fifteen Business Days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). "Business Day" means a day other than a Saturday, Sunday or a day when commercial banks in The City of New York are authorized to be closed.

          (c) If Issuer notifies Grantee that it intends to enter into an Acquisition Agreement with respect to a Superior Proposal (as such terms are defined in the letter, dated the date of this Agreement, delivered by Issuer to Grantee in connection with the Credit Facility), then Grantee shall not exercise its rights under this Agreement and no Notice Date shall occur until the seventh Business Day following such notice of Issuer's intent to enter into an Acquisition Agreement with respect to a Superior Proposal. From an Issuer Request Date (as defined) until the second Business Day thereafter, the Grantee shall not be permitted to cause a Notice Date to occur.

     3. Payment and Delivery of Certificates. (a) On each Closing Date, Grantee shall pay to Issuer, in immediately available funds, by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 11(f).

          (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 3(a), Issuer shall deliver to Grantee (i) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and (ii) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, the Rights (as defined in the Rights Agreement, dated as of the date of this Agreement (the "Rights Agreement"), between the Issuer, and Mellon Investor Services LLC, as Rights Agent) issued pursuant to the Rights Agreement remain outstanding, or Issuer shall have issued any similar securities, then each Option Share issued pursuant to such exercise shall also represent Rights or such similar securities with terms substantially the same as and at least as favorable to Grantee as are provided under the Rights Agreement or any similar agreement then in effect.

          (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
          (B) THE HOLDER SHALL DELIVER TO THE ISSUER AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

          (a) Organization, Standing and Corporate Power. Issuer and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Issuer's business or properties. Each of Issuer and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing, licensing, or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Issuer's business or properties. Issuer has provided to Grantee prior to the execution of the Agreement complete and correct copies of its certificate of incorporation and bylaws, as amended to the date of this Agreement.

          (b)  Capital Structure.

               (i) The authorized capital stock of Issuer consists of 100,000,000 shares of Issuer Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, of Issuer (the "Issuer Authorized Preferred Stock"). At the close of business on February 7, 2003, (A) 10,632,877 shares of Issuer Common Stock were issued and outstanding; (B) 10,732 shares of Issuer Common Stock were held by Issuer in its treasury;
     (C) no shares of Issuer Authorized Preferred Stock were issued or outstanding; (D) 1,953,493 shares of Issuer Common Stock were reserved for issuance pursuant to the Prograph Systems, Inc. 1999 Stock Option/Stock Incentive Plan, the Issuer's 2002 Employee Stock Purchase Plan (the "Issuer ESPP"), Issuer's 2000 Stock Incentive Plan, Issuer's 2002 Key Executive Stock Incentive Plan, Issuer's 2002 Stock Incentive Plan (such plans, collectively, the "Issuer Stock Plans") (of which 1,363,390 are subject to outstanding stock options (the "Issuer Stock Options") and 590,103 are reserved for issuance under the Issuer Stock Plans but not subject to any Issuer Stock Options); (E) 133,354 shares of Issuer Common Stock were reserved for issuance upon exercise of outstanding warrants (the "Issuer Warrants"); and (F) 7,341,975 shares of Issuer Common Stock were reserved for issuance in connection with the Rights issued pursuant to the Rights Agreement. Except as set forth above, at the close of business on February 12, 2003, no shares of capital stock or other voting securities of Issuer were issued, reserved for issuance or outstanding. Other than Issuer Stock Options, rights to purchase shares under the Issuer ESPP pursuant to contributions to such plan and the Issuer Warrants, there are no outstanding stock appreciation rights, phantom shares or other rights to receive shares of Issuer Common Stock on a deferred basis or other rights linked to the value of shares of Issuer Common Stock granted under the Issuer Stock Plans or otherwise. No bonds, debentures, notes or other indebtedness of Issuer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Issuer or any of its subsidiaries may vote are issued or outstanding or subject to issuance.

               (ii) All outstanding shares of capital stock of Issuer are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all liens (other than liens created by or imposed upon the holders thereof) and not subject to preemptive rights. Except as set forth in
     Section 4(b), (A) there are not issued, reserved for issuance or outstanding (1) any shares of capital stock or other voting securities of Issuer or any of its subsidiaries (other than shares of capital stock or other voting securities of such subsidiaries that are directly or indirectly owned by Issuer free and clear of liens), (2) any securities of Issuer or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, Issuer or any of its subsidiaries, or (3) any warrants, calls, options or other rights to acquire from Issuer or any of its subsidiaries, and no obligation of Issuer or any of its subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or other ownership interests in, Issuer or any of its subsidiaries and (B) there are no outstanding obligations of Issuer or any of its subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Issuer is not a party to any voting agreement with respect to the voting of any such securities.

          (c) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver the shares of Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities that may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

          (d) Board Action. The special committee of the board of directors of Issuer having approved the Agreement and the consummation of the transactions contemplated hereby, the provisions of Section 203 of the Delaware General Corporation Law and any other state anti-takeover, share acquisition or fair price law will not apply to the Agreement or the purchase of shares of Issuer

Common Stock pursuant to the Agreement. The performance by Issuer of the Agreement and the transactions contemplated hereby (including the exercise of the Option) do not require any approval of the stockholders of Issuer.

          (e) Rights Plan. Grantee will not become an "Acquiring Person" and no "Triggering Event," "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur under the Rights Agreement solely as a result of the approval, execution or delivery of the Agreement, the Credit Agreement or the consummation of the transactions contemplated hereby and thereby, including the acquisition of shares of Issuer Common Stock by Grantee pursuant to the Agreement.

     5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

          (a) Due Authorization. Grantee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Grantee is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Grantee's business or properties.

          (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act. Grantee can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Option and the Issuer Common Stock issuable hereunder. Grantee is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act. Grantee understands that the Option and the shares of Issuer Common Stock issuable hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Issuer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of an effective registration statement covering the Options and the shares of Issuer Common Stock issuable hereunder or an available exemption from registration under the Securities Act, such securities must be held indefinitely. In this connection, Grantee represents that it is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act.

     6. Adjustment upon Changes in Capitalization, etc. If the (a) Issuer Common Stock is changed by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or other transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of the Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals one share less than 20% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No adjustment shall be made under this Section 6 if the Grantee takes any action (other than exercise of the Option) which causes it to become an Acquiring Person (as defined in the Rights Agreement). Nothing in this Section 6 shall constrain the exercise of the rights provided in Sections 7 and 8.

          (b) If Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or
(iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (I) the Acquiring Corporation (as defined), (II) any person that controls the Acquiring Corporation, or (III) in the case of a merger described in clause
(ii), the Issuer (such person being referred to as the "Substitute Option Issuer").

          (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as defined) as is equal to the Assigned Value (as defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

          (e)  The following terms have the meanings indicated:

     (I) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
(ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of its subsidiaries).

     (II) "Substitute Common Stock" shall mean the common equity issued by the Substitute Option Issuer upon exercise of the Substitute Option.

     (III) "Assigned Value" shall mean the highest of (i) the price per share of the Issuer Common Stock at which a tender offer or exchange offer therefor has been made by any person (other than Grantee), (ii) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, and (iii) the highest closing sales price per share of Issuer Common Stock quoted on the National Association of Securities Dealers Automated Quotations Systems National Market System ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on the NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source) within the six-month period immediately preceding the agreement; provided, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee (or by a majority in interest of the Grantees if there shall be more than one Grantee (a "Grantee Majority")), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If an exchange offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation); provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee.

     (IV) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company that controls or is controlled by such merging person, as Grantee may elect.

          (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than one share less than 20% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than one share less than 20% of the aggregate of the shares of Substitute Common Stock but for this Section 6(f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this Section 6(f) over (ii) the value of the Substitute Option after giving effect to the limitation in this Section 6(f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

          (g) Issuer shall not enter into any transaction described in Section 6(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 6 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

          (h) The provisions of Sections 7, 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the option becomes exercisable pursuant to this Section 6 and as applicable, references in such sections to "Issuer," "Option," "Purchase Price" and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price" and "Substitute Common Stock," respectively.

     7.   Repurchase at the Option of Grantee.

          (a) Subject to the last sentence of Section 3(a), at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined) and ending twelve months immediately thereafter, Issuer shall repurchase from Grantee (I) the Option and (II) all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 7 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 7 Repurchase Consideration") equal to the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership.

          (b) If Grantee exercises its rights under this Section 7, Issuer shall, within two Business Days after the Request Date, pay the Section 7 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased hereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. All of Grantee's rights under this Section 7 shall terminate on the date of termination of the Option pursuant to Section 3(a).

          (c) As used herein, a "Repurchase Event" shall occur if (i) an Event of Default (as defined (directly and by incorporation by reference) in the Credit Agreement) (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed that beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock (other than the acquisition by Creo, Inc. of shares beneficially owned by it as of the date of this Agreement) or (iii) any of the transactions described in Section 6(b)(i), 6(b)(ii) or 6(b)(iii) shall be consummated.

     8.   Repurchase at the Option of Issuer.

          (a) Subject to Section 3(a), at the request of Issuer at any time commencing upon the first occurrence of a Repurchase Event and ending twelve months immediately thereafter, Issuer shall have the right to repurchase from Grantee (I) the Option and (II) all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Issuer exercises its rights under this Section 8 is referred to as the "Issuer Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership and no consideration shall be deliverable with respect to the repurchase of any unexercised portion of the Option..

          (b) If Issuer exercises its rights under this Section 8, Issuer shall, within two Business Days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased hereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. All of Issuer's rights under this Section 8 shall terminate on the date of termination of the Option pursuant to Section 3(a).

     9. Registration Rights. Issuer shall, if requested by Grantee, at any time and from time to time two years after the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use commercially reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 days in the aggregate if the board of directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 10, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the reasonable fees and disbursements of Grantee's counsel related thereto. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time periods referred to in the first sentence of this Section 10 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor forms or any form with respect to a dividend reinvestment or similar plan), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 8; provided that if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested by Grantee to be included in such registration, together with the shares of Issuer Common Stock proposed to be included in such registration, exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 10, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration. Notwithstanding anything to the contrary contained herein, (i) in no event shall Issuer be obligated to effect more than two registrations pursuant to the first sentence of this
Section 9 by reason of the fact that there shall be more than one Grantee as a result of any assignment of this Agreement or division of this Agreement pursuant to Section 10, and (ii) unless Grantee shall have made a request to Issuer to effect the registration of all of the shares issuable to Grantee upon exercise of the Option prior to the termination of the Option pursuant to
Section 3(a), Issuer's obligation under this Section 10 with respect to the registration of such shares shall terminate upon termination of the Option pursuant to Section 3(a). Notwithstanding the foregoing, the registration rights set forth in this paragraph 9 are subordinate to the registration rights set forth in that certain Printcafe, Inc. Fifth Amended and Restated Investors' Rights Agreement, dated December 31, 2001 (the "Investors' Rights Agreement"), and Grantor agrees not to exercise the rights granted in accordance with this paragraph 9 if such exercise would cause a violation of the Investors Rights Agreement.

     10. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation on the NASDAQ/NMS or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application to authorize for quotation the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval of such listing as soon as practicable.

     11. Division of Option. This Agreement (and the Option granted hereby are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common

Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12.  Miscellaneous.

          (a) Expenses. Except as otherwise provided in Section 10, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Waiver and Amendment. Any provision of the Agreement may be waived at any time by the party that is entitled to the benefits of such provision. The Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Entire Agreement; No Third-Party Beneficiary; Severability. The Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of the Agreement and (b) are not intended to confer upon any person, other than the parties, any rights or remedies. If any term, provision, covenant or restriction of the Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 7 (as adjusted pursuant to Section
6), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any other choice of law or conflict of law provision or rule (whether of the State of New York or otherwise) that would cause the application of the laws of any jurisdiction, other than the State of New York; provided, however, that the laws of the State of Delaware shall govern the relative rights, obligations, powers, duties and other internal affairs of each party and its board of directors.

          (e) Construction and Interpretation. When a reference is made in the Agreement to a section or article, such reference shall be to a section or article of the Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in the Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as a whole and not to any particular provision of the Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of the Agreement unless otherwise specified. The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to the Agreement or any other agreement or document shall include such party's successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto. If there is an ambiguity or a question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of the Agreement. Each provision of the Agreement shall be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of the Agreement, the parties intend that, except as expressly provided in the Agreement, each such provision be read separately, be given independent significance and not be construed as limiting any other provision in the Agreement (whether or not more general or more specific in scope, substance or context). No prior draft of the Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction the Agreement.

          (f) Notices. All notices, requests, claims, demands and other communications under the Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by internationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  If to Grantee, to:

          Electronics for Imaging, Inc.
          303 Velocity Way
          Foster City, California  94404
          Telecopy No.:  650.357.3776
          Attention:  General Counsel

     With a copy (which shall not constitute notice) to:

          Brobeck, Phleger & Harrison LLP
          550 South Hope Street
          Los Angeles, California  90070
          Telepcopy No.:  213.745.3345
          Attention:  Richard S.O. Chernicoff; and

     (b)  If to Issuer, to:

          Printcafe Software, Inc.
          Forty 24th Street
          Pittsburgh, Pennsylvania  15222
          Telecopy No.:  412.456.1151
          Attention:  Chief Executive Officer

     With a copy (which shall not constitute notice) to:

          Potter Anderson & Corroon LLP
          1313 North Market Street
          Wilmington, Delaware  19801
          Telecopy No.:  302.658.1192
          Attention:  Michael B. Tumas

          (g) Counterparts. The Agreement may be executed in one or more counterparts, all of which shall be considered (whether delivered by telecopy or otherwise) one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          (h) Assignment. Grantee may not assign its rights to exercise the Option, except by operation of law or to a wholly owned subsidiary of Grantee. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j) Specific Performance; Exclusive Jurisdiction. The parties agree that irreparable damage would occur if any of the provisions of the Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the Agreement and to enforce specifically the terms and provisions of the Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform the Agreement. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware of and for the County of New Castle if any dispute arises out of the Agreement (provided that if there is no equitable subject matter jurisdiction in the Court of Chancery, each party consents to submit itself to the personal jurisdiction of such other federal or state court within the State of Delaware having subject matter jurisdiction over such dispute), (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Court of Chancery (or such other court) and (c) agrees that it will not bring any action relating to the Agreement in any court other than the Court of Chancery of the State of Delaware of and for the County of New Castle (provided that if the Court of Chancery declines to exercise equitable subject matter jurisdiction over any such action (or any part thereof), then each party agrees that it will transfer any such action (or part thereof) only to, or recommence any such action (or part thereof) only in such other federal or state court within the State of Delaware having subject matter jurisdiction over such dispute. EACH OF GRANTEE AND ISSUER IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF.

     Issuer and Grantee have each caused the Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                            PRINTCATE SOFTWARE, INC.


                                            By: ________________________________
                                                Name:  Mark D. Olin
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer

                                            ELECTRONICS FOR IMAGING, INC.


                                            By: ________________________________
                                                Name:  Joseph Cutts
                                                Title: Chief Financial Officer